Exhibit 5.2

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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

November 23, 2015

Comcast Corporation

One Comcast Center

Philadelphia, Pennsylvania 19103-2838

Ladies and Gentlemen:

Comcast Corporation, a Pennsylvania corporation (the “Company”) is filing with the Securities and Exchange Commission a Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-191239) on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of (i) shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); (ii) shares of the Company’s Class A Special Common Stock, par value $0.01 per share (the “Class A Special Common Stock”); (iii) shares of the Company’s preferred stock, without par value (the “Preferred Stock”); (iv) the Company’s senior debt securities ( the “Debt Securities”) which may be fully and unconditionally guaranteed by each of NBCUniversal Media, LLC and Comcast Cable Communications, LLC (together, the “Guarantors”), and which may be issued pursuant to an indenture dated as of September 18, 2013, as amended and supplemented from time to time (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon, as Trustee; (v) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein; (vi) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”) requiring the holders thereof to purchase or sell (A) the Company’s securities or securities of an entity unaffiliated or affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (B) currencies or composite currencies or (C) commodities; (vii) units (the “Units”) consisting of Debt Securities, Warrants, Purchase Contracts, Preferred Stock, Class A Common Stock or Class A Special Common Stock or any combination of the foregoing to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); (viii) guarantees (the “Guarantees”) of the Debt Securities by the Guarantors, to be issued under the Indenture; and (ix) guarantees (the “Additional Guarantees”) of Warrants, Purchase Contracts and Units or any combination of the foregoing by the Guarantors to be issued under one or more guarantee agreements

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(each, a “Guarantee Agreement” to be entered into by the Guarantors). The Debt Securities, Preferred Stock, Class A Common Stock, Class A Special Common Stock, Warrants, Purchase Contracts, Units, Guarantees and Additional Guarantees are herein collectively referred to as the “Securities.” The Debt Securities and the Preferred Stock may be convertible and/or exchangeable for Securities or other securities or rights. The Company may offer Depositary Shares (the “Depositary Shares”) representing interests in Preferred Stock deposited with a Depositary and evidenced by Depositary Receipts, and such Depositary Shares are also covered by the Registration Statement.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Guarantors that we reviewed were and are accurate and (vii) all representations made by the Company and the Guarantors as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	Assuming the Indenture and any amendment or supplement thereto has been duly authorized, executed and delivered by the Trustee and the Company, and when any supplemental indenture to be entered into in connection with the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee, the Company and, if applicable, the Guarantors; the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Indenture; and such Debt Securities and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company and each of the related Guarantees will constitute valid and binding obligations of each respective Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2.

When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants

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have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3.	When the Guarantee Agreement to be entered into in connection with the issuance of any Additional Guarantees has been duly authorized, executed and delivered by the Guarantors and any agent party thereto; the Additional Guarantees have been duly authorized and established in accordance with the Guarantee Agreement; and such Additional Guarantees have been duly authorized, executed, issued and delivered in accordance with the Guarantee Agreement and the applicable underwriting or other agreement against payment therefor, such Additional Guarantees will constitute valid and binding obligations of the applicable Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4.	When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

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In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors or, in the case of a limited liability company, the managing member, shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, and each of the Guarantors shall remain, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania or the State of Delaware, as applicable; (iii) the Registration Statement shall have become effective pursuant to Rule 462(e) and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture, the Debt Securities, the Warrant Agreement, the Purchase Contract Agreement, the Unit Agreement and the Guarantees are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company and each Guarantor); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that the execution, delivery and performance by the Company or any Guarantor of any Security whose terms are established subsequent to the date hereof (a) are within their corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company or any Guarantor, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or any Guarantor.

We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the laws and the published cases of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP